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                                                                    Exhibit 99.2

                                                               EXECUTION VERSION

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                                  $100,000,000

                                CREDIT AGREEMENT

                                      among

                Global Crossing (UK) Telecommunications Limited,

                                  as Borrower,

                    the other Loan Parties signatory hereto,

                                       and

                            STT Communications Ltd.,

                                    as Lender

                            Dated as of May 18, 2004



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                                TABLE OF CONTENTS

                                                                            Page

SECTION 1 ................................................................    1

DEFINITIONS ..............................................................    1

   1.1   Defined Terms ...................................................    1
   1.2   Other Definitional Provisions ...................................   13

SECTION 2 ................................................................   14

AMOUNT AND TERMS OF COMMITMENT ...........................................   14

   2.1   Term Loan Commitment ............................................   14
   2.2   Procedure for Term Loan Borrowing ...............................   14
   2.3   Repayment of Term Loans .........................................   15
   2.4   Evidence of Debt ................................................   15
   2.5   Optional Prepayments ............................................   15
   2.6   Mandatory Prepayments ...........................................   16
   2.7   Interest Rates, Payment Dates and Fees ..........................   17
   2.8   Computation of Interest and Fees ................................   17
   2.9   Inability to Determine Interest Rate ............................   18
   2.10  Payments ........................................................   18
   2.11  Requirements of Law .............................................   18
   2.12  Taxes ...........................................................   19
   2.13  Indemnity .......................................................   20
   2.14  Illegality ......................................................   21
   2.15  Change of Lending Office ........................................   21

SECTION 3 ................................................................   22

REPRESENTATIONS AND WARRANTIES ...........................................   22

   3.1   Financial Condition .............................................   22
   3.2   Corporate Existence; Compliance with Law ........................   22
   3.3   Corporate Power; Authorization; Enforceable Obligations .........   22
   3.4   No Legal Bar ....................................................   23
   3.5   No Material Litigation ..........................................   23
   3.6   No Default ......................................................   23
   3.7   Ownership of Property; Liens ....................................   23
   3.8   Intellectual Property ...........................................   24
   3.9   Taxes ...........................................................   24
   3.10  Federal Regulations .............................................   24
   3.11  Investment Company Act; Other Regulations .......................   24
   3.12  Subsidiaries ....................................................   24
   3.13  Use of Proceeds .................................................   25

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   3.14  Accuracy of Information, etc ....................................   25
   3.15  Security Documents ..............................................   25
   3.16  Insurance .......................................................   26
   3.17  Change of Control ...............................................   26
   3.18  Finance Committee Approval ......................................   26
   3.19  Bonuses .........................................................   26
   3.20  Existing Indebtedness ...........................................   26

SECTION 4 ................................................................   26

CONDITIONS PRECEDENT .....................................................   26

   4.1   Conditions to Initial Extension of Credit .......................   26
   4.2   Conditions to Each Subsequent Extension of Credit ...............   29

SECTION 5 ................................................................   30

AFFIRMATIVE COVENANTS ....................................................   30

   5.1   Financial Statements. Furnish to the Lender: ....................   30
   5.2   Certificates; Other Information .................................   31
   5.3   Payment of Obligations ..........................................   33
   5.4   Conduct of Business and Maintenance of Existence, etc. ..........   33
   5.5   Maintenance of Property; Insurance ..............................   33
   5.6   Inspection of Property; Books and Records; Discussions ..........   33
   5.7   Notices .........................................................   33
   5.8   Additional Collateral, etc. .....................................   34
   5.9   Use of Proceeds .................................................   34
   5.10  Further Assurances ..............................................   35
   5.11  Financial Assistance Requirements ...............................   35
   5.12  Guarantors ......................................................   35

SECTION 6 ................................................................   35

NEGATIVE COVENANTS .......................................................   35

   6.1   Limitation on Indebtedness ......................................   35
   6.2   Limitation on Liens .............................................   36
   6.3   Limitation on Fundamental Changes ...............................   36
   6.4   Limitation on Disposition of Property ...........................   36
   6.5   Limitation on Restricted Payments ...............................   37
   6.6   [Intentionally Omitted] .........................................   37
   6.7   Limitation on Investments .......................................   37
   6.8   Limitation on Optional Payments and Modifications of Debt
         Instruments, etc. ...............................................   37
   6.9   Limitation on Transactions with Affiliates ......................   38
   6.10  Limitation on Sales and Leasebacks ..............................   38
   6.11  Limitation on Changes in Fiscal Periods .........................   38
   6.12  Limitation on Negative Pledge Clauses ...........................   38

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   6.13  Limitation on Restrictions on Distributions .....................   38
   6.14  Limitation on Lines of Business .................................   39
   6.15  Limitation on Hedge Agreements ..................................   39
   6.16  Bonuses .........................................................   39
   6.17  Indebtedness and Investments regarding GMS ......................   39
   6.18  Limitation on Permitted Repayments of Intercompany Debt .........   39

SECTION 7 ................................................................   39

EVENTS OF DEFAULT ........................................................   39

SECTION 8 ................................................................   42

MISCELLANEOUS ............................................................   42

   8.1   Amendments and Waivers ..........................................   42
   8.2   Notices .........................................................   42
   8.3   No Waiver; Cumulative Remedies ..................................   43
   8.4   Survival of Representations and Warranties ......................   43
   8.5   Payment of Expenses .............................................   43
   8.6   Successors and Assigns; Participations and Assignments ..........   44
   8.7   Adjustments; Set-off ............................................   48
   8.8   Counterparts ....................................................   48
   8.9   Severability ....................................................   48
   8.10  Integration .....................................................   49
   8.11  GOVERNING LAW ...................................................   49
   8.12  Submission To Jurisdiction; Waivers .............................   49
   8.13  Acknowledgments .................................................   50
   8.14  Confidentiality .................................................   50
   8.15  Release of Collateral and Guarantee Obligations .................   50
   8.16  Accounting Changes ..............................................   51
   8.17  WAIVERS OF JURY TRIAL ...........................................   51

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SCHEDULES:

3.3    Consents, Authorizations, Filings and Notices
3.12   Subsidiaries
3.15   Filing Jurisdictions
5.2(b) Treasury Report Targets
6.1(b) Existing Indebtedness
6.2(a) Existing Liens


EXHIBITS:

A  Form of Guarantee
B  Form of Compliance Certificate
C  Form of Closing Certificate
D  Form of Security Agreement
E  Form of Assignment and Acceptance
F  [Intentionally Omitted]
G  Form of Term Note
H  Form of Borrowing Notice
I  Form of Pledge Agreement
J  Form of Treasury Report

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     CREDIT AGREEMENT, dated as of May 18, 2004 , among Global Crossing (UK)
Telecommunications Limited, a company organized and existing under the laws of England and Wales (company number 024998) (the "Borrower"), the other Loan Parties listed on the signature pages hereto, and STT Communications Ltd., a company organized and existing under the laws of Singapore ("STTC"), as a Lender and the other Lenders from time to time party hereto.

                              W I T N E S S E T H:

     WHEREAS, Borrower and its Affiliates have requested that Lender make available to the Borrower a credit facility in an aggregate amount of up to $100,000,000 to permit the Borrower to repay a portion of the demand loans payable to Global Crossing (Bidco) Limited ("Bidco"), an Affiliate of the Borrower;

     WHEREAS, the Lender is willing to make such credit facilities available upon and subject to the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, the parties hereto hereby agree as follows:

                                   SECTION 1.

                                   DEFINITIONS

     1.1 Defined Terms.

     As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

     "Affiliate": as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise. Notwithstanding the foregoing, so long as the Parent is controlled by the Government of Singapore, any other Person that is controlled by the Government of Singapore, but which is not controlled directly or indirectly by the ultimate corporate parent of the Parent, shall not be treated as an "Affiliate" of the Parent hereunder.

     "Agreement": this Credit Agreement, as amended, supplemented, replaced or otherwise modified from time to time.

     "Applicable Margin": for each Type of Term Loan, the rate per annum set forth below:

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                                          Base Rate              Eurodollar
                                            Loans                   Loans
                                         -----------            -------------
        Term Loan                            7.0%                    9.9%

provided, that on each 90 day anniversary of the Closing Date .5% will be added to the Applicable Margin in effect on the date immediately prior to such anniversary.

     "Asset Sale": any Disposition of Property or series of related Dispositions of Property (excluding any such Disposition permitted by clause (a), (b), (c) or (d) of Section 6.4) which yields gross proceeds to the Borrower or any of its Subsidiaries (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $1,000,000.

     "Assignee": as defined in Section 8.6(c).

     "Assignment and Acceptance": as defined in Section 8.6(c).

     "Assignor": as defined in Section 8.6(c).

     "Available Commitment": at any time, an amount equal to the excess, if any, of (a) $100,000,000 plus any increase in the Term Loans pursuant to Section 2.6(c) over (b) the principal amount of Term Loans then outstanding plus the amount then available to GCNA under the Working Capital Facility.

     "Base Rate": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the prime lending rate as set forth on the British Banking Association Telerate Page 5 (or such other comparable page as may in the opinion of the Lender, replace such page for the purpose of displaying such rate), as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually available. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, or the Federal Funds Effective Rate, respectively.

     "Base Rate Loans": Term Loans for which the applicable rate of interest is based upon the Base Rate.

     "Benefitted Lender": as defined in Section 8.7(a).

     "Bidco": as defined in the recitals hereto.

     "Board": the Board of Governors of the Federal Reserve System of the United States (or any successor).

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     "Borrower": as defined in the preamble hereto.

     "Borrowing Date": as defined in Section 2.2.

     "Borrowing Notice": with respect to any request for borrowing of Term Loans hereunder, a notice from the Borrower, substantially in the form of, and containing the information prescribed by, Exhibit H, delivered to the Lender.

     "Business Day": (a) for all purposes other than as covered by clause (b) below, a day other than a Saturday, Sunday or other day on which commercial banks in Singapore, the United Kingdom or the State of New Jersey are authorized or required by law to close and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (a) and which is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

     "Capital Expenditures": for any period, with respect to any Person, the aggregate of all expenditures by such Person for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) which are required to be capitalized under GAAP on a balance sheet of such Person.

     "Capital Lease Obligations": with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP; and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

     "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

     "Cash Equivalents": (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-2 by Standard & Poor's Ratings Services ("S&P") or P-2 by Moody's Investors Service, Inc. ("Moody's"), or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not

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more than 30 days with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; and (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

          "Change of Control": the occurrence of any of the following events:
(a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than the current holder of the outstanding common stock of the Borrower or as a result of the sale of any outstanding equity stock of the Parent by STTC (or any Affiliate of STTC), shall become, or obtain rights (whether by means or warrants, options or otherwise) to become, the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than 25% of the outstanding common stock of the Borrower or (b) the Borrower shall become subject to the reporting requirements of the Exchange Act or any similar securities law in any jurisdiction outside the United States (other than as a result of actions taken directly by STTC or any Affiliate of STTC).

          "Closing Date": the date on which the conditions precedent set forth in Section 4.1 shall have been satisfied, which date shall be not later than June 15, 2004.

          "Code": the Internal Revenue Code of 1986, as amended from time to time.

          "Collateral": all (i) Property of the Borrower (other than any Property expressly excluded pursuant to the terms of the Global Security Agreement (as defined in the GCNA Indenture) now owned or hereafter acquired and
(ii) Capital Stock of the Borrower, in each case, upon which a Lien is purported to be created by any Security Document.

          "Commitment Fee Rate": 1.0% per annum.

          "Compliance Certificate": a certificate duly executed by a Responsible Officer, substantially in the form of Exhibit B.

          "Continuing Directors": the directors of the Borrower on the Closing Date and each other director of the Borrower, if, in each case, such other director's nomination for election to the board of directors of the Borrower is recommended by at least 66-2/3% of the then Continuing Directors.

          "Contractual Obligation": with respect to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.

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          "Control Investment Affiliate": with respect to any Person, any other
Person that (a) directly or indirectly, is in control of, is controlled by, or is under common control with, such Person and (b) is organized by such Person primarily for the purpose of making equity or debt investments in one or more companies. For purposes of this definition, "control" of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

          "Default": any of the events specified in Section 7, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

          "Disposition": with respect to any Property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof; and the terms "Dispose" and "Disposed of" shall have correlative meanings.

          "Dollars" and "$": lawful currency of the United States of America.

          "Eurocurrency Reserve Requirements": for any day, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves) under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

          "Eurodollar Base Rate": with respect to each day during each Interest Period, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Telerate screen (or otherwise on such screen), the "Eurodollar Base Rate" for purposes of this definition shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Lender.

          "Eurodollar Loans": Term Loans for which the applicable rate of interest is based upon the Eurodollar Rate.

          "Eurodollar Rate": with respect to each day during each Interest Period, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                              Eurodollar Base Rate
                    ----------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

          "Event of Default": any of the events specified in Section 7, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

          "Existing Debt": as defined in Section 6.8 hereof.

                                       5

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          "Facility": Term Loan Commitments and Term Loans made thereunder.

          "Federal Funds Effective Rate": for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Lender from three federal funds brokers of recognized standing selected by it.

          "FQ1", "FQ2 ", "FQ3", and "FQ4": when used with a numerical year designation, means the first, second, third or fourth fiscal quarters, respectively, of such fiscal year of the Borrower.

          "Funded Debt": with respect to any Person, all Indebtedness of such Person of the types described in clauses (a) through (e) of the definition of "Indebtedness" in this Section.

          "GAAP": generally accepted accounting principles in the United States of America as in effect from time to time.

          "GAAP-UK": generally accepted accounting principles in the United Kingdom as in effect from time to time.

          "GCNA": Global Crossing North American Holdings, Inc.

          "GCNA Indenture": means the Indenture dated as of December 9, 2003 entered into by GCNA, as issuer, the Parent and other guarantors referred to therein, as guarantors and Wells Fargo Bank Minnesota, N.A., as trustee, pursuant to which GCNA issued $200,000,000 in 11% Senior Secured Notes Due 2006.

          "GMS": Global Marine Services.

          "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Granting Lender": as defined in Section 8.6(g).

          "Guarantee": the Guarantee to be executed and delivered by each Guarantor, substantially in the form of Exhibit A, as the same may be amended, supplemented, replaced or otherwise modified from time to time.

          "Guarantee Obligation": with respect to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit), if to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the

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guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security therefor,
(ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or
(iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

          "Guarantor": any Affiliate of the Borrower which executes the Guarantee.

          "Hedge Agreements": all interest rate or currency swaps, caps or collar agreements, foreign exchange agreements, commodity contracts or similar arrangements entered into by the Borrower or its Subsidiaries providing for protection against fluctuations in interest rates, currency exchange rates, commodity prices or the exchange of nominal interest obligations, either generally or under specific contingencies.

          "High Yield Securities": as defined in Section 2.6(a).

          "Increased Commitment": as defined in Section 2.6(c).

          "Indebtedness": of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of Property or services (other than trade payables incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property), (e) all Capital Lease Obligations or Synthetic Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under acceptance, letter of credit or similar facilities, (g) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Capital Stock of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above;
(i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on Property (including, without limitation, accounts and contract rights)

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

owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation and (j) for the purposes of Section 7(e) only, all obligations of such Person in respect of Hedge Agreements.

          "Indemnified Liabilities": as defined in Section 8.5.

          "Indemnitee": as defined in Section 8.5.

          "Intellectual Property": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, state, multinational or foreign laws or otherwise, including, without limitation, copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, service-marks, technology, know-how and processes, recipes, formulas, trade secrets, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

          "Interest Payment Date": the last day of each calendar quarter, and the date of any repayment or prepayment made in respect thereof.

          "Interest Period": as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one month thereafter; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one month thereafter; provided, that all of the foregoing provisions relating to Interest Periods are subject to the following:

          (a) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

          (b) any Interest Period that would otherwise extend beyond the date final payment is due on the Term Loans, shall end on such due date; and

          (c) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period.

          "Investments": as defined in Section 6.7.

          "Lender": initially STTC; and after the Closing Date, any Person that becomes a Lender pursuant to Section 8.6(c).

          "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever

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(including, without limitation, any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

          "Loan Documents": this Agreement, the Security Documents and the
Notes.

          "Loan Parties": the Parent, the Borrower, each Subsidiary of the Borrower that is a party to a Loan Document and each Guarantor.

          "Material Adverse Effect": a material adverse effect on (a) the business, assets, property, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Lender hereunder or thereunder; provided, that a change in economic conditions in the industry in which Borrower operates, a change in law or other change that is not specific to Borrower shall not constitute a Material Adverse Effect.

          "Maturity Date": as defined in Section 2.3.

          "Moody's": as defined in the definition of "Cash Equivalents" in this
Section 1.1.

          "Net Cash Proceeds": (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale or Recovery Event, net of reasonable and customary attorneys' fees, accountants' fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset which is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document) and other reasonable and customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), (b) in connection with any issuance or sale of equity securities or debt securities or instruments or the incurrence of loans, the cash proceeds received from such issuance or incurrence, net of reasonable and customary attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith and (c) in connection with any Purchase Price Refund, the cash amount thereof, net of any reasonable and customary expenses incurred in the collection thereof.

          "Non-Excluded Taxes": as defined in Section 2.12(a).

          "Non-U.S. Lender": as defined in Section 2.12(d).

          "Note": any promissory note evidencing any Term Loan.

          "Obligations": the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Term Loans and other obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Term Loans, the

Obligations and all other obligations and liabilities of the Borrower to the Lender or any Qualified Counterparty, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, any Specified Hedge Agreement or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the Lender that are required to be paid by the Borrower pursuant hereto) or otherwise; provided, that (i) obligations of the Borrower or any Subsidiary under any Specified Hedge Agreement shall be secured and guaranteed pursuant to the Security Documents only to the extent that, and for so long as, the other Obligations are so secured and guaranteed and (ii) any release of Collateral or Guarantors effected in the manner permitted by this Agreement shall not require the consent of holders of obligations under Specified Hedge Agreements.

          "Other Taxes": any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

          "Parent": Global Crossing Limited.

          "Participant": as defined in Section 8.6(b).

          "Payment Office": the office specified from time to time by the Lender as its payment office by notice to the Borrower.

          "Permits": the collective reference to any and all other franchises, licenses, leases, permits, approvals, notifications, certifications, registrations, authorizations, exemptions, qualifications, easements, and rights of way.

          "Permitted Bank Transferee" shall mean a person carrying on a business of banking that enters into this Agreement in the ordinary course of its business within the meaning of Section 417(9) of the Income and Corporation Taxes Act 1988 (United Kingdom).

          "Permitted Liens": the collective reference to (i) in the case of Collateral other than Pledged Stock, Liens permitted by Section 6.2 and (ii) in the case of Collateral consisting of Pledged Stock, non-consensual Liens permitted by Section 6.2 to the extent arising by operation of law.

          "Permitted Repayments of Intercompany Debt": cash generated from the Borrower's operations in an aggregate amount not to exceed $42,000,000 that may be used by the Borrower to repay, at any time after the Closing Date but on or prior to December 31, 2004, intercompany loans owing by the Borrower to Bidco.

          "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

          "Pledge Agreement": the charge over shares of the Borrower governed by English law to be executed and delivered by Bidco, substantially in the form of
Exhibit I, as the same may be amended, supplemented, replaced or otherwise modified from time to time.

          "Pledged Stock": collectively, (i) all Investments constituting part of the Charged Property (as each such term is defined in the Security Agreement) and (ii) all Shares constituting part of the Charged Property (as each such term is defined in the Pledge Agreement).

          "Property": any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

          "Purchase Price Refund": any amount received by the Borrower or any of its Subsidiaries as a result of a purchase price adjustment or similar event in connection with any acquisition of Property by the Borrower or any of its Subsidiaries.

          "Qualified Counterparty": with respect to any Specified Hedge Agreement, any counterparty thereto that, at the time such Specified Hedge Agreement was entered into, was a Lender or an Affiliate of a Lender.

          "Recovery Event": any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any Property asset of the Borrower or any of its Subsidiaries.

          "Register": as defined in Section 8.6(d).

          "Regulation U": Regulation U of the Board as in effect from time to time.

          "Reinvestment Notice": a written notice executed by a Responsible Officer stating that no Default or Event of Default has occurred and is continuing and that the Borrower (directly or indirectly through a Wholly Owned Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale, Purchase Price Refund or Recovery Event to acquire assets useful in its or such Subsidiary's business.

          "Related Fund": with respect to any Lender, any fund that (x) invests in commercial loans and (y) is managed or advised by the same investment advisor as such Lender, by such Lender or an Affiliate of such Lender.

          "Required Lenders": at any time, the holders of more than 50% of the sum of (i) the aggregate unpaid principal amount of the Term Loans then outstanding and (ii) the Term Loan Commitments then in effect.

          "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

          "Responsible Officer": as to any Person, the chief executive officer, president or chief financial officer of such Person, but in any event, with respect to financial matters, the chief financial officer of such Person or equivalent title. Unless otherwise qualified, all references to a "Responsible Officer" shall refer to a Responsible Officer of the Borrower.

          "Restricted Payments": as defined in Section 6.5.

          "S&P": as defined in the definition of "Cash Equivalents" in this
Section 1.1.

          "SEC": the Securities and Exchange Commission, an agency of the United States of America (or successors thereto or an analogous Governmental Authority).

          "Security Agreement": the debenture governed by English law to be executed and delivered by the Borrower, substantially in the form of Exhibit D, as the same may be amended, supplemented, replaced or otherwise modified from time to time.

          "Security Documents": the collective reference to the Guarantee, Security Agreement, the Pledge Agreement, any intellectual property security agreements or control agreements required to be delivered pursuant to the Security Agreement or any other Loan Document and all other security documents hereafter delivered to the Lender granting a Lien on any Property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

          "Solvent": with respect to any Person, as of any date of determination, (a) the Directors of such Person could reasonably determine that such Person can avoid insolvent liquidation, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, (d) such Person will be able to pay its debts as they mature and (e) such Person is not insolvent within the meaning of any applicable Requirements of Law.

          "SPC": as defined in Section 8.6(g).

          "Specified Hedge Agreement": any Hedge Agreement entered into by the Borrower or any Guarantor and any Qualified Counterparty.

          "Subsidiary": as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

          "Synthetic Lease Obligations": all monetary obligations of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or
(b) an agreement for the use or possession of property creating obligations which do not appear on the balance sheet of such

Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the Indebtedness of such Person (without regard to accounting treatment).

          "Term Loan": as defined in Section 2.1.

          "Term Notes": as defined in Section 2.4(d).

          "Term Loan Commitment": the obligation of any Lender to make Term Loans to the Borrower hereunder in a principal amount not to exceed the amount set forth under the heading "Term Loan Commitment" opposite such Lender's name on the signature page hereof, as such Term Loan Commitment may be increased pursuant to Section 2.6(c) or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof;

          "Transferee": as defined in Section 8.14.

          "Treasury Report": as defined in Section 5.2(b).

          "Type": as to any Term Loan, its nature as a Base Rate Loan or a Eurodollar Loan.

          "UCC": the Uniform Commercial Code, as in effect from time to time in any jurisdiction.

          "Working Capital Facility": any revolving credit agreement entered into by GCNA the proceeds of which are to be used for working capital purposes.

          "Wholly Owned Subsidiary": as to any Person, any other Person all of the Capital Stock of which (other than directors' qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

          "Wholly Owned Subsidiary Guarantor": any Subsidiary Guarantor that is a Wholly Owned Subsidiary of the Borrower.

          1.2 Other Definitional Provisions.

          (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

          (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the Borrower and its Subsidiaries not defined in
Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP or GAAP-UK, as the context requires.

          (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms (including, without limitation, in the event that there shall be more than one Lender hereunder as a result of an assignment under Section 8.6(c), then all references to the "Lender" shall be to the "Lenders").

          (e) The expressions "payment in full," "paid in full" and any other similar terms or phrases when used herein with respect to the Obligations shall mean the payment in full, in immediately available funds, of all of the Obligations.

                                   SECTION 2.

                         AMOUNT AND TERMS OF COMMITMENT

          2.1 Term Loan Commitment.

          (a) Subject to the terms and conditions hereof, the Lender agrees to make term loans (each, a "Term Loan") to the Borrower on the Closing Date and such other dates as may be specified in any Borrowing Notice in amount not to exceed the lesser of (a) the amount of the Term Loan Commitment of such Lender and (b) such Lender's pro rata share of the Available Commitment. Unless the conditions set forth in Section 2.9 or Section 2.14 shall exist, Term Loans will be Eurodollar Loans.

          (b) Notwithstanding the foregoing, the Lender's obligation to advance Term Loans (i) on or prior to the first Business Day of June, 2004 shall not exceed $40,000,000, (ii) after the first Business Day of June, 2004, but on or prior to the first Business Day of August, 2004, shall not exceed $40,000,000 and (iii) after the first Business Day of August, 2004, but on or prior to the first Business Day of October, 2004 shall not exceed $20,000,000. To the extent any amounts permitted to be borrowed as specified in the immediately preceding sentence are not borrowed in accordance with Section 2.2 and within the applicable time periods set forth above, the Term Loan Commitment shall be immediately reduced by such amounts that are not borrowed within the relevant period specified in the preceding sentence.

          2.2 Procedure for Term Loan Borrowing.

          The Borrower shall deliver to the Lender a Borrowing Notice (which Borrowing Notice must be received by the Lender prior to 10:00 A.M., New York City time, one Business Day prior to the anticipated Closing Date with respect to the borrowing on the Closing Date and three Business Days prior to the date of any subsequent borrowing (a "Borrowing Date")) requesting that the Lender make the Term Loans on the Closing Date (or such other day after the Closing Date with respect to any Borrowing Date) and specifying the amount to be borrowed, which amount shall be in a minimum amount of $1,000,000. Subject to
Section 4, not later than 12:00 Noon, New York City time, on each Borrowing Date, the Lender shall make available to the Borrower in immediately available funds an amount equal to lesser of (a) the amount requested by the Borrower in its Borrowing Notice and (b) the Available Commitment.

          2.3 Repayment of Term Loans.

          The Term Loans of each Lender shall mature on December 31, 2004 (the "Maturity Date"). The Borrower hereby unconditionally promises to pay to the Lender, the principal amount of each Term Loan no later than December 31, 2004 (or on such earlier date on which the Term Loans become due and payable pursuant to Section 7). The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Term Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.7.

          2.4 Evidence of Debt.

          (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Term Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

          (b) Each Lender, on behalf of the Borrower, shall maintain a Register in which shall be recorded (i) the amount of each Term Loan made hereunder and any Note evidencing such Term Loan, the Type of such Term Loan and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Lender hereunder from the Borrower and each Lender's share thereof.

          (c) The entries made in the Register and the accounts of each Lender maintained pursuant to Section 2.4(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Term Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.

          (d) The Borrower agrees that, upon written request by any Lender, the Borrower will promptly execute and deliver to such Lender a promissory note of the Borrower evidencing any Term Loans of such Lender, substantially in the form of Exhibit G (a "Term Note"), with appropriate insertions as to date and principal amount.

          2.5 Optional Prepayments.

          The Borrower may at any time and from time to time prepay the Term Loans, in whole or in part, without premium or penalty (except as otherwise provided herein), upon irrevocable notice delivered to the Lender at least five Business Days prior thereto in the case of Eurodollar Loans and at least three Business Day prior thereto in the case of Base Rate Loans, which notice shall specify the date and amount of such prepayment and whether such prepayment is of Eurodollar Loans or Base Rate Loans; provided, that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.13. Upon receipt of any such notice the Lender shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. Partial prepayments of Term Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof.

          2.6 Mandatory Prepayments.

          (a) Unless the Lender shall otherwise agree, if any Capital Stock shall be issued, or Indebtedness incurred, by the Borrower or any of its Subsidiaries (excluding any Indebtedness incurred in accordance with Section 6.1 as in effect on the date of this Agreement), then on the date of such issuance or incurrence, the Term Loans shall be prepaid by an amount equal to the amount of the Net Cash Proceeds of such issuance or incurrence; provided, that if the Indebtedness incurred by the Borrower is through a direct or indirect public offering or private placement of debt securities in such form and having guarantees, covenants, default and subordination provisions, if any, and other terms as are acceptable to the Lender (the "High Yield Securities") then at the option of the Lender (to be exercised in its sole discretion), the Borrower will repay the Term Loans by issuing such High Yield Securities in an aggregate principal amount equal to the aggregate principal amount of Term Loans so extended. The provisions of this Section do not constitute a consent to the issuance of any equity securities by any entity whose equity securities are pledged pursuant to the Security Agreement, or a consent to the incurrence of any Indebtedness by the Borrower or any of its Subsidiaries.

          (b) Unless the Lender shall otherwise agree, if on any date the Borrower or any of its Subsidiaries shall receive Net Cash Proceeds from any Asset Sale, Purchase Price Refund or Recovery Event then, unless the Borrower
(i) delivers a Reinvestment Notice to the Lender within 30 days of the receipt of such Net Cash Proceeds and (ii) complies with Section 9.03 and Section 9.04 of the GCNA Indenture and delivers to the Lender copies of all documents required to be delivered to Wells Fargo Bank Minnesota, N.A. as trustee under the GCNA Indenture pursuant to Section 9.03 and Section 9.04 of the GCNA Indenture, the Term Loans shall be prepaid by an amount equal to the amount of such Net Cash Proceeds. Notwithstanding the foregoing, unless the Lender shall otherwise agree, any Net Cash Proceeds that are not used by the Borrower in accordance with Section 9.03 and Section 9.04 of the GCNA Indenture shall be promptly applied to the repayment of the Term Loans. The provisions of this Section do not constitute a consent to the consummation of any Disposition not permitted by Section 6.4.

          (c) In the event that STTC assigns all of its rights and obligations hereunder pursuant to Section 8.6(c) and such assignment occurs prior to the payment of all Permitted Repayments of Intercompany Debt, then notwithstanding anything to the contrary in Section 2.1 or the definition of "Term Loan Commitment", the Term Loan Commitment of the Lender shall automatically be increased by an amount equal to $42,000,000 less payments made prior to the assignment of STTC's rights and obligation under Section 8.6 (c) of Permitted Repayments of Intercompany Debt (such amount, the "Increased Commitment"). In the event that the Term Loans Commitments are increased by the Increased Commitment pursuant to this Section 2.6(c), the Borrower shall immediately deliver to the Lender a Borrowing Notice requesting that the Lender make advances of Term Loans in an amount equal to the Increased Commitment. Upon receipt of such Borrowing Notice, each Lender shall immediately make available to the Borrower, in immediately available funds, its pro-rata share of the Increased Commitment. The principal amount of any Term Note issued to such assignee of STTC's rights and obligations pursuant to Section 8.6(c) shall reflect the Increased Commitment in addition to the Term Loan Commitments and/or principal amount of Term Loans assigned by STTC. Notwithstanding anything to the contrary in this Agreement, the Borrower shall not be required to satisfy any of the conditions set forth in Section 4 in connection with the Lender's obligations to make available to the Borrower the Increased Amount in accordance with this Section 2.6 (c).

          2.7 Interest Rates, Payment Dates and Fees.

          (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin in effect for such day.

          (b) Each Base Rate Loan shall bear interest for each day on which it is outstanding at a rate per annum equal to the Base Rate in effect for such day plus the Applicable Margin in effect for such day.

          (c) If all or a portion of the principal amount of any Term Loan or Obligations or interest on any Term Loan, Obligations or the commitment fee shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), all outstanding Term Loans and Obligations (whether or not overdue) (to the extent legally permitted) shall bear interest at a rate per annum that is equal to (x) in the case of the Term Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section 2.7 plus 2.0%) from the date of such non-payment until such amount is paid in full (after as well as before judgment).

          (d) Interest shall be payable in arrears on each Interest Payment Date; provided, that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand.

          (e) The Borrower agrees to pay to the Lender a commitment fee for the period from and including the Closing Date to the Maturity Date, computed at the Commitment Fee Rate on the average daily amount of the Available Commitment, payable quarterly in arrears on the last day of each calendar quarter, commencing in June, 2004.

          2.8 Computation of Interest and Fees.

          (a) Interest, fees, commissions payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to Base Rate Loans on which interest is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Lender shall as soon as practicable notify the Borrower of each determination of a Eurodollar Rate. Any change in the interest rate on a Term Loan resulting from a change in the Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Lender shall as soon as practicable notify the Borrower of the effective date and the amount of each such change in interest rate.

          (b) Each determination of an interest rate by the Lender pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lender in the absence of manifest error. The Lender shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Lender in determining any interest rate pursuant to
Section 2.7(a).

          2.9 Inability to Determine Interest Rate.

          If prior to the first day of any Interest Period, the Lender shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, the Lender shall give telecopy or telephonic notice thereof to the Borrower as soon as practicable thereafter. If such notice is given (y) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans and (z) any outstanding Eurodollar Loans under the Facility shall be converted, on the last day of the then current Interest Period with respect thereto, to Base Rate Loans. Until such notice has been withdrawn by the Lender, no further Eurodollar Loans under the relevant Facility shall be made or continued as such.

          2.10 Payments.

          (a) Amounts prepaid on account of the Term Loans may not be reborrowed.

          (b) The application of any payment of Term Loans under the Facility (including optional and mandatory prepayments) shall be made, first, to Base Rate Loans and, second, to Eurodollar Loans. Each payment of the Term Loans shall be accompanied by accrued interest to the date of such payment on the amount paid.

          (c) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Lender, at the Payment Office, in Dollars and in immediately available funds. Any payment made by the Borrower after 12:00 Noon, New York City time, on any Business Day shall be deemed to have been on the next following Business Day. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

          2.11 Requirements of Law.

          (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive

(whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

          (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.12 and changes in the rate of tax on the overall net income of such Lender);

          (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate hereunder; or

          (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender on an after-tax basis for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify the Borrower of the event by reason of which it has become so entitled.

          (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction on an after-tax basis.

          (c) A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to the Borrower shall be conclusive in the absence of manifest error. The obligations of the Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Term Loans and all other amounts payable hereunder.

          2.12 Taxes.

          (a) All payments made by the Borrower under this Agreement or any other Loan Documents shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Lender as a result of a present or former connection between the Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Lender's having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") or any Other Taxes are required to be withheld from any amounts payable to the Lender hereunder, the amounts so payable to the Lender shall be increased to the extent necessary to yield to the Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement; provided, however, that the Borrower or any Guarantor shall not be required to increase any such amounts payable to the Lender with respect to any Non-Excluded Taxes that are attributable to the Lender's failure to comply with the requirements of paragraph (d) of this Section 2.12. The Borrower or the applicable Guarantor shall make any required withholding and pay the full amount withheld to the relevant tax authority or other Governmental Authority in accordance with applicable Requirements of Law.

          (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

          (c) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Lender a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Lender the required receipts or other required documentary evidence, the Borrower shall indemnify the Lender for any incremental taxes, interest or penalties that may become payable by the Lender as a result of any such failure. The agreements in this Section shall survive the termination of this Agreement and the payment of the Term Loans and all other amounts payable hereunder.

          (d) A Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower, at the time or times prescribed by applicable law and reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate; provided, that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender's reasonable judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

          2.13 Indemnity.

          The Borrower agrees to indemnify each Lender for, and to hold each Lender harmless from, any loss or expense that such Lender may sustain or incur as a consequence of

(a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment or conversion of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Term Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. A certificate as to any amounts payable pursuant to this Section 2.13 submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Term Loans and all other amounts payable hereunder.

          2.14 Illegality.

          Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert Base Rate Loans to Eurodollar Loans shall forthwith be canceled and (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Term Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.13.

          2.15 Change of Lending Office.

          Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.11, 2.12(a) or 2.14 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Term Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage; provided, further, that nothing in this Section 2.15 shall affect or postpone any of the obligations of any Borrower or the rights of any Lender pursuant to Section 2.11, 2.12(a) or 2.14.

                                   SECTION 3.

                         REPRESENTATIONS AND WARRANTIES

          To induce the Lender to enter into this Agreement and to make the Term Loans, the Borrower represents and warrants to the Lender that:

          3.1 Financial Condition.

          (a) The unaudited draft balance sheets of the Borrower as at December 31, 2003, and the related draft statements of income and of cash flows for the fiscal year ended on such date, present fairly the financial condition of the Borrower as at such date, and the results of its operations and its cash flows for the fiscal year then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP-UK applied consistently throughout the periods involved. The Borrower and its Subsidiaries do not have any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this paragraph.

          (b) The unaudited draft balance sheet as of April 30, 2004 prepared for consolidation by the Parent with respect to the Borrower's business, and the related unaudited draft statements of income for the four-month period ended on such date, present fairly the financial condition of the Borrower as at such date, and the results of its operations for the four-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved.

          3.2 Corporate Existence; Compliance with Law.

          Each of the Loan Parties (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its Property, to lease the Property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification, except to the extent that the failure to comply therewith would not reasonably be expected to have a Material Adverse Effect, and (d) is in compliance with all Requirements of Law (other than, in the case of the Parent and certain of its Affiliates, periodic reporting requirements with the SEC), except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          3.3 Corporate Power; Authorization; Enforceable Obligations.

          Each Loan Party has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to borrow hereunder. Each Loan Party has taken all necessary corporate or other action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the borrowings on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or the execution, delivery, performance, validity or enforceability of this Agreement or any of the other Loan Documents except (i) consents, authorizations, filings and notices described in Schedule 3.3, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect and (ii) the filings referred to in Section 3.15. Each Loan Document has been duly executed and delivered on behalf of each Loan Party that is a party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

          3.4 No Legal Bar.

          The execution, delivery and performance of this Agreement and the other Loan Documents, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of the Borrower or any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents). No Requirement of Law or Contractual Obligation applicable to the Borrower or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

          3.5 No Material Litigation.

          No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that could reasonably be expected to have a Material Adverse Effect.

          3.6 No Default.

          Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

          3.7 Ownership of Property; Liens.

          Each of the Borrower and its Subsidiaries is the sole owner of, legally and beneficially, and has good marketable and insurable title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other Property, and none of such Property is subject to any claims, liabilities, obligations, charges or restrictions of any kind, nature or description or to any Lien except for Permitted Liens. None of the Pledged Stock is subject to any Lien except for Permitted Liens.

          3.8  Intellectual Property.

          The Borrower and each of its Subsidiaries owns, or is licensed, or has the consent of an Affiliate, to use, all Intellectual Property necessary for the conduct of its business as currently conducted except to the extent that failure to be so licensed would not reasonably be expected to have a Material Adverse Effect. No material claim which if adversely determined would reasonably be expected to have a material Adverse Effect has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does the Borrower know of any valid basis for any such claim. The use of Intellectual Property by the Borrower and its Subsidiaries does not infringe on the rights of any Person in any material respect.

          3.9  Taxes.

          Each of the Borrower and its Subsidiaries has filed or caused to be filed all material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its Property and all other taxes, fees or other charges imposed on it or any of its Property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP-UK have been provided on the books of the Borrower or its Subsidiaries, as the case may be); and no tax Lien has been filed, and, to the knowledge of and the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge except claims which, if successfully asserted, would not reasonably be expected to have a Material Adverse Effect.

          3.10 Federal Regulations.

          No part of the proceeds of any Term Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the Board. If requested by any Lender or the Lender, the Borrower will furnish to the Lender and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1 referred to in Regulation U.

          3.11 Investment Company Act; Other Regulations.

          No Loan Party is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) which limits its ability to incur Indebtedness.

          3.12 Subsidiaries.

          (a) The Subsidiaries listed on Schedule 3.12 constitute all the Subsidiaries of the Borrower as of the Closing Date.

          (b) There are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors' qualifying shares) of any nature relating to any Capital Stock of the Borrower or any Subsidiary.

          3.13 Use of Proceeds.

          The proceeds of the Term Loans shall be used to repay demand loans owed by Borrower to Bidco and fees payable in connection with this Agreement and will not be used in a manner that would violate sections 151-158 of The Companies Act 1985 (United Kingdom).

          3.14 Accuracy of Information, etc.

          No statement or information contained in this Agreement, any other Loan Document or any other document, certificate or statement furnished to the Lender, by or on behalf of any Loan Party for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished, any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained herein or therein not misleading. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lender that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. Other than information in the public domain, there is no fact known to any Loan Party that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents or in any other documents, certificates and statements furnished to the Lender for use in connection with the transactions contemplated hereby and by the other Loan Documents.

          3.15 Security Documents.

          (a) The Security Agreement is effective to create in favor of the Lender a legal, valid, binding and enforceable security interest in the Collateral described therein and proceeds and products thereof. In the case of the Pledged Stock, when any stock certificates representing such Pledged Stock are delivered to the Lender, and in the case of the other Collateral described in the Security Agreement, when appropriate forms are filed in the offices specified on Schedule 3.15 (which forms may be filed by the Lender) at any time and such other filings as are specified in the Security Agreement have been completed (all of which filings may be filed by the Lender) at any time, the Security Agreement shall create a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds and products thereof, as security for the Secured Obligations (as defined in each of the Security Agreement and the Pledge Agreement), in each case prior and superior in right to any other Person (except Permitted Liens).

          3.16 Insurance.

          Each of the Borrower and its Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged, including, without limitation, $100,000,000 of general liability insurance; and none of the Borrower or any of its Subsidiaries (i) has received notice from any insurer or agent of such insurer that substantial capital improvements or other material expenditures will have to be made in order to continue such insurance or (ii) has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that could not reasonably be expected to have a Material Adverse Effect.

          3.17 Change of Control.

          The pledge of the Pledged Stock will not result in a "change of control" as such phrase is defined under any of the Borrower's or the Parent's indentures, loan agreements, mortgages, leases or other agreements or instruments to which the Borrower or the Parent is a party or by which the Borrower or the Parent or their respective properties are bound; provided, however, that the Borrower makes no representation or warranty that the enforcement of the Lender's rights and remedies under the Pledge Agreement or the Security Agreement will not result in a "change of control".

          3.18 Finance Committee Approval.

          The Ad Hoc Finance Committee of the Parent's Board of Directors has reviewed the terms of this Agreement and the Loan Documents as well as the Summary of Terms of Interim Loans (draft dated 5/17/04) and approved such documents.

          3.19 Bonuses.

          On any date in 2004 prior to the Closing Date, neither Parent nor any of its Subsidiaries paid any bonus to any of their respective directors, officers or employees other than the "welcome bonus" paid in February 2004, ordinary sales commissions, and employee recognition awards payable to a small number of employees outside of the scope of an annual bonus program, which awards in any case, did not exceed $350,000.

          3.20 Existing Indebtedness.

          Schedule 6.1(b) hereto sets forth all Indebtedness of the Borrower existing as of the date hereof.



                                   SECTION 4.

                              CONDITIONS PRECEDENT

          4.1 Conditions to Initial Extension of Credit.

          The agreement of each Lender to make the initial Term Loans requested to be made by it hereunder is subject to the satisfaction, prior to or concurrently with the making of such initial Term Loans on the Closing Date, of the following conditions precedent:

          (a) Loan Documents. The Lender shall have received (i) this Agreement, executed and delivered by a duly authorized officer of the Borrower, (ii) the Guarantee, executed and delivered by a duly authorized officer of each Guarantor, (iii) the Security Agreement, executed and delivered by a duly authorized officer of the Borrower and (iv) the Pledge Agreement, executed and delivered by a duly authorized officer of Bidco, in each case, in form and substance satisfactory to the Lender.

          (b) Financial Statements. The Lender shall have received (i) audited financial statements of the Borrower and its Subsidiaries for the 2003 fiscal year provided that the foregoing financial statements may be unaudited if the Borrower's auditor has advised the Lender the sole reason preventing the delivery of audited financial statements is the conclusion of cost of access review set forth in Section 4.1(d), (ii) unaudited interim financial statements prepared for the Parent's consolidation with respect to Borrower's business for each fiscal month and quarterly period ended subsequent to the date of the latest applicable financial statements delivered pursuant to clause (i) of this paragraph as to which such financial statements are available; and such financial statements shall not, in the reasonable judgment of the Lender, reflect any material adverse change in the financial condition of the Borrower, as reflected in the financial statements or projections, and (iii) unaudited consolidated financial statements of the Parent (which shall exclude GMS) for each fiscal month and quarterly period ended since December 31, 2003 as to which such financial statements are available. All such financial statements, including the related schedules and notes thereto, shall have been prepared in accordance with GAAP in the case of (ii) and (iii) and GAAP-UK, in the case of
(i) and all financial statements prepared in accordance with GAAP-UK required to be delivered hereunder shall be reconciled to and in accordance with, applied consistently throughout the periods involved and shall be substantially the same as the draft financial statements delivered pursuant to Section 3.1 as determined by the Lender in its sole discretion.

          (c) Fees. The Lender shall have received all fees required to be paid, and all expenses for which invoices have been presented, on or before the Closing Date. All such amounts will be paid with proceeds of Term Loans made on the Closing Date and will be reflected in the funding instructions given by the Borrower to the Lender on or before the Closing Date.

          (d) Cost of Access Review. The Lender shall have received a report, in form and substance satisfactory to the Lender, from Deloitte and Touche on the investigation conducted on current cost of access liability issues with respect to the Parent.

          (e) Lien Searches. The Lender shall have received the results of recent lien searches against the Borrower and Bidco in England, and such search shall reveal no Liens on any of the assets of the Borrower or Bidco, except for Permitted Liens.

        (f) Closing Certificate. The Lender shall have received a certificate of each Loan Party, dated the Closing Date, in form and substance satisfactory to the Lender, with appropriate insertions and attachments.

        (g)  Other Certifications. The Lender shall have received the following:

             (i) a copy of the charter of each Loan Party and each amendment thereto, certified (as of a date reasonably near the date of the initial extension of credit) as being a true and correct copy thereof by the Secretary of State or other applicable Governmental Authority of the jurisdiction in which each such Loan Party is organized or a certificate from a duly authorized officer of the Parent or such Loan Party confirming that the charter documents of such Loan Party have not been amended since the delivery of such charter documents to Wells Fargo Bank Minnesota, N.A. as trustee in connection with the GCNA Indenture;

             (ii) a copy of a certificate of the Secretary of State or other applicable Governmental Authority of the jurisdiction in which each Loan Party is organized, dated reasonably near the date of the initial extension of credit, listing the charter such Loan Party and each amendment thereto on file in such office and certifying that (A) such amendments are the only amendments to such Loan Party's charter on file in such office, (B) such Loan Party has paid all franchise taxes to the date of such certificate and
     (C) such Loan Party is duly organized and in good standing under the laws of such jurisdiction; and

             (iii) to the extent available in each relevant jurisdiction, an electronic confirmation from the Secretary of State or other applicable Governmental Authority of each jurisdiction in which each such Loan Party is organized certifying that such Loan Party is duly organized and in good standing under the laws of such jurisdiction on the date of the initial extension of credit, prepared by, or on behalf of, a filing service acceptable to the Lender.

        (h) Legal Opinions. The Lender shall have received executed legal opinions of (i) Weil, Gotshal & Manges LLP, counsel to the Borrower, its Subsidiaries and the Guarantor (ii) Bermuda counsel, counsel to Loan Parties organized in Bermuda and (iii) Irish counsel, counsel to Loan Parties organized in Ireland, in each case, addressing such matters incident to the transactions contemplated by this Agreement as the Lender may reasonably require and which is in form and substance satisfactory to the Lender.

        (i) Consents. The Lender shall have received a list specifying each of the Borrower's and Parent's indentures, loan agreements, mortgages, leases or other agreements or instruments to which the Borrower or the Parent is a party or by which the Borrower or the Parent or their respective properties are bound, in each case that are material, which if the Lender exercised enforcement rights or remedies under the Pledge Agreement or the Security Agreement a "change of control" provision under such documents would be applicable.

        (j) Filings, Registrations and Recordings. Each document required by the Security Documents or under law or as reasonably requested by the Lender to be filed, registered or recorded in order to create in favor of the Lender a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Permitted Liens), shall have been filed, registered or recorded or shall have been delivered to the Lender be in proper form for filing, registration or recordation.

        (k) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct on and as of such date as if made on and as of such date, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct as of such earlier date.

        (l) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

        (m) Miscellaneous. The Lender shall have received such other documents, agreements, certificates and information as it shall reasonably request.

        4.2  Conditions to Each Subsequent Extension of Credit.

        The agreement of each Lender to make any extension of credit requested to be made by it hereunder on any Borrowing Date (other than the Closing Date) is subject to the satisfaction of the following conditions precedent:

        (a) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct on and as of such date as if made on and as of such date, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct as of such earlier date.

        (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

        (c) The Borrower shall have delivered a business plan for the Parent and the Borrower that has been approved by the Parent's Board of Directors.

        (d) Financial Reports. (i) The information set forth in each Treasury Report delivered to the Lender in accordance with Section 5.2 (b) is no less than the corresponding amounts for such periods as set forth in Schedule 5.2 (b) and (ii) if Borrower did not deliver audited financial statements of the Borrower and its Subsidiaries for the 2003 fiscal year prepared in accordance with GAAP-UK under the circumstances set forth in Section 4.1(b)(i), the Borrower shall have delivered the audited financial statements of the Borrower and its subsidiaries for the 2003 fiscal year prepared in accordance with GAAP-UK. The measurement periods for the Adjusted EBITDA and the Capital Expenditure plus Capital Lease tests under this Section 4.2(d) shall be cumulative year to date but shall end on the last full calendar month next preceding the date of delivery of the Treasury Report.

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

        (e) Each borrowing by the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this Section 4.2 have been satisfied.

                                   SECTION 5.

                              AFFIRMATIVE COVENANTS

        The Borrower hereby agrees that, so long as the Term Loan Commitment remains in effect, or any Term Loan or other amount is owing to the Lender, the Borrower shall and shall cause each of its Subsidiaries to, and Parent, with respect to Section 5.2(b) and Section 5.2(c), shall:

        5.1  Financial Statements. Furnish to the Lender:

        (a) as soon as available, but in any event not later than 45 days after the end of each of FQ2 and FQ3 of 2004, the unaudited consolidated, if applicable, balance sheet of the Borrower and its Subsidiaries as at the end of such quarter and the related unaudited consolidated, if applicable, statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures as of the end of and for the corresponding period in the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments);

        (b) as soon as available, but in any event not later than 30 days after the end of each month occurring prior to the Maturity Date (other than the sixth and ninth such months), the unaudited consolidated, if applicable, balance sheets of the Borrower and its Subsidiaries as at the end of such month and the related unaudited consolidated, if applicable, statements of income and of cash flows for such month and the portion of the fiscal year through the end of such month, setting forth in each case in comparative form the figures as of the end of and for the corresponding period in the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments); and

        (c) In the event the Parent does not file a 10-Q with the SEC for FQ2 or FQ3 of 2004, (i) as soon as available, but in any event not later than 45 days after the end of each of FQ2 and FQ3 of 2004, the unaudited consolidated balance sheet of the Parent and its Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures as of the end of and for the corresponding period in the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments); and (ii) as soon as available, but in any event not later than 30 days after the end of each month occurring prior to the Maturity Date (other than the sixth and ninth such months), the unaudited consolidated balance sheets of the Parent as at the end of such month and the related unaudited consolidated statements of income and of cash flows for such month and the portion of the fiscal year through the end of such month, setting forth in each case in comparative form the figures as of the end of and for the corresponding period in the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments);

all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with GAAP or GAAP-UK, as the case may be, provided that all such financial statements prepared in accordance with GAAP-UK required to be delivered hereunder shall also be reconciled to GAAP, applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

        5.2  Certificates; Other Information.

        Furnish to the Lender:

        (a) concurrently with the delivery of any financial statements pursuant to Section 5.1, (i) a certificate of a Responsible Officer stating that, to the best of such Responsible Officer's knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) in the case of monthly, quarterly or annual financial statements, (x) a Compliance Certificate containing all information necessary for determining compliance by the Borrower and its Subsidiaries with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be, (y) to the extent not previously disclosed to the Lender, in writing, a listing of any county, state, territory, province, region or any other jurisdiction, or any political subdivision thereof where the Borrower keeps material inventory or equipment and of any Intellectual Property acquired by the Borrower since the date of the most recent list delivered pursuant to this clause (y) (or, in the case of the first such list so delivered, since the Closing Date) and (z) any filings specified in such Compliance Certificate as being required to be delivered therewith;

        (b) as soon as available, and in any event no later than (i) July 25, 2004, a treasury report in the form attached as Exhibit J for the Borrower for the six-month period ending June 30, 2004 and (ii) September 25, 2004, a treasury report in the form attached as Exhibit J for the eight-month period ending August 31, 2004 (each such treasury report delivered pursuant to clauses
(i) and (ii), a "Treasury Report"); and each such Treasury Report shall be accompanied by a certificate of a Responsible Officer of the Borrower stating that (A) the underlying information used to generate such Treasury Report has been prepared in accordance with GAAP applied on a consistent basis with respect to the amounts specified in Schedule 5.2 (b) and the officer has no reason to believe that such Treasury Report is incorrect or misleading in any material respect and (B) whether the information set forth under the sections entitled " EBITDA including WWA and Intercompany Access Adjustments and excluding Incentive Compensation," "Capex/Capital Leases," and "ENDING CASH BALANCE" in such Treasury Report is less than the corresponding amounts for such periods as set forth in Schedule 5.2 (b);

For purposes hereof:

        "EBITDA" means earnings before interest, taxes, depreciation and amortization, as that term is used in the Parent's public filings with the SEC on form 10-K for the year ended 12/31/03.

        "WWA" means the amount of group corporate overhead (and similar) expense charged back to Subsidiaries and shall be calculated consistent with past practice of the Parent.

        "Intercompany Access Adjustments" means costs incurred for the usage of telecommunication capacity or services by Borrower on portions of the Global Crossing network not owed by Borrower (net of similar costs incurred by Affiliates of the Borrower for usage of the Borrower's telecommunications network) and shall be calculated consistent with past practice of the Parent.

        "Incentive Compensation" means the projected accrual annual incentive bonuses for calendar year 2004 to be paid by the Borrower pursuant to the Parent Company's 2004 Annual Bonus Plan approved by the Parent Company's compensation committee and in relation to certain executive officers of the Parent, the Parent Company's Board, both by unanimous written consent on or about March 1, 2004.

        "Capex/Capital Leases" means the cost incurred by Borrower during the relevant period for capital expenditures and payments on capital leases.

        (c)  [Intentionally omitted]

        (d) no later than 10 Business Days prior to the effectiveness thereof, copies of substantially final drafts of any proposed amendment, supplement, waiver or other modification with respect to the governing documents of any Loan Party;

        (e) within 5 days after the same are sent, copies of all financial statements and reports that the Borrower or any of its Subsidiaries sends to the holders of any class of its debt securities or public equity securities and, within five days after the same are filed, copies of all financial statements and reports that the Borrower or any of its Subsidiaries may make to, or file with, any securities Government Authority;

        (f) to the extent not included in clauses (a) through (e) above, no later than the date the same are required to be delivered thereunder, copies of all agreements, documents or other instruments (including, without limitation, (i) audited and unaudited, pro forma and other financial statements, reports, forecasts, and projections, together with any required certifications thereon by independent public auditors or officers of the Borrower or any of its Subsidiaries or otherwise, (ii) press releases and (iii) statements or reports) furnished to any other holder of the securities of the Borrower or any of its Subsidiaries; for the avoidance of doubt, information required to be provided under this Section 5.2 that is available on the Borrower's website shall be deemed provided for purposes hereof; and

        (g) promptly, such additional financial and other information as the Lender may from time to time reasonably request.

        5.3  Payment of Obligations.

        Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP-UK with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be.

        5.4  Conduct of Business and Maintenance of Existence, etc.

        (a) (i) Preserve, renew and keep in full force and effect its corporate or other existence and (ii) take all reasonable action to maintain all rights, privileges, franchises, Permits and licenses necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by
Section 6.3 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) to the extent not in conflict with this Agreement or the other Loan Documents, comply with all Contractual Obligations and Requirements of Law, except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

        5.5  Maintenance of Property; Insurance.

        (a) Keep all Property and systems useful and necessary in its business in good working order and condition, ordinary wear and tear excepted and (b) maintain with financially sound and reputable insurance companies insurance on all its Property and in at least such amounts and against at least such risks (but including in any event general liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.

        5.6  Inspection of Property; Books and Records; Discussions.

        Keep proper books of records and account in which full, true and correct entries in conformity with GAAP-UK and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and permit representatives of the Lender to visit and inspect any of its properties and examine and, at the Borrower's expense, make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with their respective independent certified public accountants.

        5.7  Notices.

        Promptly give notice to the Lender of:

        (a)  the occurrence of any Default or Event of Default;

        (b) any (i) default or event of default (or alleged default) under any Contractual Obligation of the Borrower or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority, that in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect; and

        (c) any development or event that has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower or the relevant Subsidiary proposes to take with respect thereto.

        5.8  Additional Collateral, etc.

        (a) With respect to any Property acquired after the Closing Date by the Borrower or any of its Subsidiaries (other than (x) any Property expressly excluded pursuant to the terms of the Global Security Agreement (as defined in the GCNA Indenture), (y) any Property described in paragraph (b) or paragraph
(c) of this Section 5.8 and (z) any Property subject to a Lien expressly permitted by Section 6.2(g)) as to which the Lender does not have a perfected Lien, promptly (i) execute and deliver to the Lender such amendments to the Security Agreement or such other documents as the Lender deems necessary or advisable to grant to the Lender a security interest in such Property and (ii) take all actions necessary or advisable to grant to the Lender a perfected first priority security interest in such Property as may be requested by the Lender.

        (b) With respect to any new Subsidiary created or acquired after the Closing Date, by the Borrower or any of its Subsidiaries, promptly (i) execute and deliver to the Lender such amendments to the Security Agreement as the Lender deems necessary or advisable to grant to the Lender a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by the Borrower or any of its Subsidiaries, (ii) deliver to the Lender the certificates representing such Capital Stock, together with undated stamped stock transfer forms, in blank, executed and delivered by a duly authorized officer of the Borrower or such Subsidiary, as the case may be, (iii) cause such new Subsidiary (A) to become a party to the Security Agreement and (B) to take such actions necessary or advisable to grant to the Lender a perfected first priority security interest in the Collateral described in the Security Agreement with respect to such new Subsidiary as may be requested by the Lender, and (iv) if requested by the Lender, deliver to the Lender legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Lender.

        (c)  Notwithstanding anything to the contrary in this Section 5.8, this
Section 5.8 shall not apply to any Property or new Subsidiary created or acquired after the Closing Date, as applicable, as to which the Lender has determined in its sole discretion that the collateral value thereof is insufficient to justify the difficulty, time and/or expense of obtaining a perfected security interest therein.

        5.9  Use of Proceeds.

        Use the proceeds of the Term Loans only for the purposes specified in
Section 3.14.

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

        5.10  Further Assurances.

        From time to time execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take all such actions, as the Lender may reasonably request for the purposes of implementing or effectuating the provisions of this Agreement and the other Loan Documents, or of more fully perfecting or renewing the rights of the Lender (or with respect to any additions thereto or replacements or proceeds or products thereof or with respect to any other property or assets hereafter acquired by the Borrower or any Subsidiary which may be deemed to be part of the Collateral) pursuant hereto or thereto. Upon the exercise by the Lender or any Lender of any power, right, privilege or remedy pursuant to this Agreement or the other Loan Documents which requires any consent, approval, recording, qualification or authorization of any Governmental Authority, the Borrower will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Lender or such Lender may be required to obtain from the Borrower or any of its Subsidiaries for such governmental consent, approval, recording, qualification or authorization.

        5.11  Financial Assistance Requirements.

        Comply in all respects with, and ensure compliance in all respects with sections 151-158 The Companies Act 1985 (United Kingdom).

        5.12  Guarantors.

        Cause each Affiliate of the Borrower that receives economic benefits from the repayment of the demand loans owing to Bidco with the proceeds of the Loans to execute the Guarantee or a joinder thereto.

                                   SECTION 6.

                               NEGATIVE COVENANTS

        The Borrower hereby agrees that, so long as the Term Loan Commitment remains in effect or any Term Loan or other amount is owing to the Lender, the Borrower shall not, and shall not permit any of its Subsidiaries to, and Parent, with respect to Section 6.16 and Section 6.17, shall not, directly or indirectly:

        6.1   Limitation on Indebtedness.

        Create, incur, assume or suffer to exist any Indebtedness, except:

        (a)   Indebtedness of any Loan Party pursuant to any Loan Document;

        (b) Indebtedness outstanding on the date hereof and listed on Schedule 6.1(b) and any refinancings, refundings, renewals or extensions thereof (without any increase in the principal amount thereof or any shortening of the maturity of any principal amount thereof); and

          (c) Indebtedness permitted to be created, incurred, assumed or allowed to exist by the Borrower or its Subsidiaries under the terms of the GCNA Indenture; provided, that no Indebtedness may be created, incurred, assumed or allowed to exist by the Borrower or its Subsidiaries with respect to GMS.

          6.2  Limitation on Liens.

          Create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except for:

          (a) Liens in existence on the date hereof listed on Schedule 6.2(a), securing Indebtedness permitted by Section 6.1(b); provided, that no such Lien is spread to cover any additional Property after the Closing Date and that the amount of Indebtedness secured thereby is not increased;

          (b)  Liens created pursuant to the Security Documents; and

          (c) (i) Liens permitted to be created, incurred, assumed or allowed to exist by the Borrower or its Subsidiaries pursuant to clauses (b), (d), (e),
(f), (g), (h), (i), (j), (k) and (l) of the definition of "Permitted Liens" (as defined in the GCNA Indenture) and (ii) Liens permitted to be created, incurred, assumed or allowed to exist by the Borrower or its Subsidiaries under the terms of any provision of the GCNA Indenture not covered by clause (i) above; provided, that at the time of the proposed Lien pursuant to this clause (ii), a Default has not occurred and is continuing.

          6.3  Limitation on Fundamental Changes.

          Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its Property or business, except that:

          (a) any Solvent Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any Wholly Owned Subsidiary Guarantor (provided that (i) such Subsidiary Guarantor shall be the continuing or surviving corporation or (ii) simultaneously with such transaction, the continuing or surviving corporation shall become a Subsidiary Guarantor and the Borrower shall comply with Section 5.8 in connection therewith); and

          (b) any Subsidiary of the Borrower may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any Subsidiary Guarantor.

          6.4  Limitation on Disposition of Property.

          Dispose of any of its Property (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, except:

          (a) the Disposition of surplus, obsolete or worn out property, property no longer useful in the business, or leasehold interests in the ordinary course of business;

          (b)  the sale of inventory in the ordinary course of business;

          (c)  Dispositions permitted by Section 6.3(b);

          (d) the sale or issuance of any Subsidiary's Capital Stock to the Borrower or any Subsidiary Guarantor; and

          (e) any Recovery Event; provided, that the requirements of Section 2.6(b) are complied with in connection therewith.

          6.5  Limitation on Restricted Payments.

          Declare or pay any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of the Borrower or any of its Subsidiaries, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any of its Subsidiaries (collectively, "Restricted Payments").

          6.6  [Intentionally Omitted].

          6.7  Limitation on Investments.

          Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting an ongoing business from, or make any other investment in, any other Person (all of the foregoing, "Investments"), except:

          (a)  extensions of trade credit in the ordinary course of business;

          (b)  investments in Cash Equivalents;

          (c) Investments permitted to made by the Borrower or any of its Subsidiaries under the terms of the GCNA Indenture; provided, that at the time of the proposed Investment pursuant to this subsection (c), a Default has not occurred and is continuing; provided, further, that no Investments may be made in GMS.

          6.8 Limitation on Optional Payments and Modifications of Debt Instruments, etc.

          (a) Make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of, or otherwise voluntarily or optionally defease, or segregate funds for any such payment, prepayment, repurchase, redemption or defeasance any Indebtedness permitted under Section 6.1(b) (the "Existing Debt"), amend, modify or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Existing Debt (other than any such amendment, modification, waiver or other change which (i) would extend the maturity or reduce the amount of any payment of principal thereof, reduce the rate or extend the date for payment of interest thereon or relax any covenant or other restriction applicable to the Borrower or any of its Subsidiaries and (ii) does not involve the payment of a consent fee), or (b) amend its certificate of incorporation, by-laws or other governing documents in any manner determined by the Lender to be adverse to the Lender.

          6.9  Limitation on Transactions with Affiliates.

          Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than the Borrower or any Subsidiary of the Borrower) unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of business of the Borrower or such Subsidiary, as the case may be, and
(c) on terms and conditions that are consistent with past practices of the Borrower and its Affiliates.

          6.10 Limitation on Sales and Leasebacks.

          Enter into any arrangement with any Person providing for the leasing by the Borrower or any of its Subsidiaries of real or personal property which has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Subsidiary.

          6.11 Limitation on Changes in Fiscal Periods.

          Permit the fiscal year of the Borrower to end on a day other than December 31 or change the Borrower's method of determining fiscal quarters.

          6.12 Limitation on Negative Pledge Clauses.

          Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired, to secure the Obligations, other than (a) this Agreement and the other Loan Documents and (b) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby).

          6.13 Limitation on Restrictions on Distributions.

          Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay or subordinate any Indebtedness owed to the Borrower or any other Subsidiary, (b) make Investments in the Borrower or any other Subsidiary, or (c) transfer any of its assets to the Borrower or any other Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents and (ii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary.

          6.14 Limitation on Lines of Business.

          Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Borrower and its Subsidiaries are engaged on the date of this Agreement or that are reasonably related thereto.

          6.15 Limitation on Hedge Agreements.

          Enter into any Hedge Agreement other than Hedge Agreements entered into in the ordinary course of business, and not for speculative purposes, to protect against changes in interest rates, commodity prices or foreign exchange rates.

          6.16 Bonuses.

          Pay any bonus to any of its directors, officers or employees other than (a) sales commissions incurred in the ordinary course of business and consistent with past practices, (b) employee recognition awards or bonuses incurred in the ordinary course of business and consistent with past practices of the Borrower not to exceed $200,000 in the aggregate for the Borrower and its Subsidiaries taken as a whole, and (c) other bonuses approved by a majority of the members of the compensation committee of the Parent.

          6.17 Indebtedness and Investments regarding GMS.

          (a) Create, incur, assume or suffer to exist any Indebtedness owing by GMS to the Parent or any of its Subsidiaries (other than GMS).

          (b) Make any Investments by Parent or any of its Subsidiaries (other than GMS) in GMS.

          6.18 Limitation on Permitted Repayments of Intercompany Debt.

          In the event that STTC assigns all of its rights and obligations hereunder pursuant to Section 8.6(c), then from and after the time that the Borrower receives written notice of such assignment, the Borrower shall not make any Permitted Repayments of Intercompany Debt; provided, however, that the Borrower may continue to repay intercompany loans owing to Bidco with the proceeds of Term Loans.

                                   SECTION 7.

                                EVENTS OF DEFAULT

          If any of the following events shall occur and be continuing:

          (a) The Borrower shall fail to pay any principal of any Term Loan or Obligation when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Term Loan or Obligation, or any Loan Party shall fail to pay any other amount payable hereunder or under any other Loan Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof or thereof; or

          (b) Any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made or furnished; or

          (c) Any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) and (b) of this Section 7), and such default shall continue unremedied for a period of 30 days; or

          (d) The Borrower or any of its Subsidiaries shall (i) default in making any payment of any principal of any Indebtedness (including, without limitation, any Guarantee Obligation) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or to become subject to a mandatory offer to purchase by the obligor thereunder or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition described in clause (i),
(ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $2,500,000; or

          (e) (i) any Guarantor, the Borrower or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Guarantor, the Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Guarantor, the Borrower or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against any Guarantor, the Borrower or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any Guarantor, the Borrower or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Guarantor, the Borrower or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

          (f) One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving for the Borrower and its Subsidiaries taken as a whole a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $2,500,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

          (g) Any of the Security Documents shall cease, for any reason (other than by reason of the express release thereof pursuant to Section 8.15), to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

          (h) Any Guarantee shall cease, for any reason (other than by reason of the express release thereof by Lender), to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert; or

          (i)  Any Change of Control shall occur; or

          (j) An Event of Default (as defined therein) shall occur and be continuing under the GCNA Indenture.

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Term Loan Commitment shall immediately terminate and the Term Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken with the consent of the Lender, the Lender may declare the Term Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable.

                                   SECTION 8.

                                  MISCELLANEOUS

          8.1  Amendments and Waivers.

          Neither this Agreement or any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified without the consent of the Lender as set forth in Section 8.6(h). In the case of any waiver granted by the Lender, the Lender shall be restored to its former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. Any such waiver, amendment, supplement or modification shall be effected by a written instrument; provided, that delivery of an executed signature page of any such instrument by facsimile transmission shall be effective as delivery of a manually executed counterpart thereof.

          8.2  Notices.

          All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or two Business Days after being deposited with an international mail courier service, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows or in the case of any party, to such other address as such party may hereafter notify to the other parties hereto:

          The Lender:                        STT Communications Ltd.
                                             51 Cuppage Road #10-11/17
                                             StarHub Centre
                                             Singapore 229469
                                             Attention: General Counsel

          The Borrower:                      Global Crossing (UK)
                                             Telecommunications Limited
                                             Centennium House
                                             100 Lower Thames Street
                                             London EC3R 6DL England
                                             Attention: Philip C. Metcalf

          With a copy to:                    Global Crossing Limited
                                             200 Park Avenue, Suite 300
                                             Florham Park, NJ 07932
                                             Attention: John McShane

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

          The Parent:                        Global Crossing Limited
                                             200 Park Avenue, Suite 300
                                             Florham Park, NJ 07932
                                             Attention: John McShane

provided, that any notice, request or demand to or upon the Lender shall not be effective until received.

          8.3  No Waiver; Cumulative Remedies.

          No failure to exercise and no delay in exercising, on the part of the Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          8.4  Survival of Representations and Warranties.

          All representations and warranties made herein, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Term Loans and other extensions of credit hereunder.

          8.5  Payment of Expenses.

          The Borrower agrees (a) to pay or reimburse the Lender and the trustee under the GCNA Indenture for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith (including, without limitation, any waiver to the GCNA Indenture and any intercreditor agreement entering into by the Lender and the trustee under the GCNA Indenture), , and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements and other charges of counsel to the Lender (including the allocated fees and disbursements and other charges of in-house counsel), (b) to pay or reimburse the Lender and the trustee under the GCNA Indenture for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any other documents prepared in connection herewith or therewith (including, without limitation, any waiver to the GCNA Indenture and any intercreditor agreement entering into by the Lender and the trustee under the GCNA Indenture), including, without limitation, the fees and disbursements of counsel (including the allocated fees and disbursements and other charges of in-house counsel) to the Lender, (c) to pay, indemnify, or reimburse the Lender, and hold the Lender harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify or reimburse the Lender, its affiliates, and its officers, directors, trustees, employees, affiliates, shareholders, attorneys and other advisors, agents and controlling persons (each, an "Indemnitee") for, and hold each Indemnitee harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including, without limitation, any of the foregoing relating to the use of proceeds of the Term Loans or the violation of, noncompliance with or liability under, any use by unauthorized persons of information or other materials sent through electronic, telecommunications or other information transmission systems that are intercepted by such persons and the fees and disbursements and other charges of legal counsel in connection with claims, actions or proceedings by any Indemnitee against the Borrower hereunder (all the foregoing in this clause (d), collectively, the "Indemnified Liabilities"); provided, that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted solely and proximately from the gross negligence or willful misconduct of such Indemnitee. No Indemnitee shall be liable for any damages arising from the use by unauthorized persons of Information or other materials sent through electronic, telecommunications or other information transmission systems that are intercepted by such persons or for any special, indirect, consequential or punitive damages in connection with the Facilities. All amounts due under this Section shall be payable not later than 30 days after written demand therefor. Statements payable by the Borrower pursuant to this Section shall be submitted to the address of the Borrower set forth in Section 8.2, or to such other Person or address as may be hereafter designated by the Borrower in a notice to the Lender. The agreements in this Section shall survive repayment of the Term Loans and all other amounts payable hereunder.

     8.6 Successors and Assigns; Participations and Assignments.

     (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lender, all future holders of the Term Loans and their respective successors and assigns, except that the Borrower may not assign or transfer any of their respective rights or obligations under this Agreement without the prior written consent of the Lender.

     (b) The Lender may, without the consent of the Borrower or any other Person, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each, a "Participant") participating interests in any Term Loan owing to the Lender, any Term Loan Commitment of the Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Term Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would require the consent of the Lender pursuant to Section
8.1. The Borrower agrees that if amounts outstanding under this Agreement and the Term Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement; provided, that in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lender the proceeds thereof as provided in Section 8.7(a) as fully as if such Participant were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.11, 2.12 and 2.13 with respect to its participation in the Term Loan Commitments and the Term Loans outstanding from time to time as if such Participant were a Lender; provided, that in the case of
Section 2.12, such Participant shall have complied with the requirements of said Section; and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

     (c) Any Lender (an "Assignor") may, in accordance with applicable law, at any time and from time to time assign to any Lender or any Affiliate, Related Fund or Control Investment Affiliate thereof or, to a Permitted Bank Transferee (an "Assignee") all or any part of its rights and obligations under this Agreement pursuant to an Assignment and Acceptance, substantially in the form of Exhibit E (an "Assignment and Acceptance"), executed by such Assignee and such Assignor; provided, that no such assignment to an Assignee (other than any Lender or any Affiliate thereof) shall be in an aggregate principal amount of less than $10,000,000 (other than, in each case, in the case of an assignment of all of a Lender's interests under this Agreement). Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with Term Loan Commitments and/or Term Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor's rights and obligations under this Agreement, such Assignor shall cease to be a party hereto, except as to Sections 2.11, 2.12, 2.13, and 8.5 in respect of the period prior to such effective date). For purposes of the minimum assignment amounts set forth in this paragraph, multiple assignments by two or more Related Funds shall be aggregated. Any Assignor shall give the Borrower prompt notice of any assignment of such Assignor's rights and obligations hereunder. Notwithstanding anything to the contrary stated herein, the Borrower shall have no obligation to pay to any Assignee of STTC any increased costs pursuant to Section 2.12(c) to the extent that such increased costs of such Assignee are greater than the increased costs that would otherwise be owing to STTC.

     (d) The Lender shall, on behalf of the Borrower, maintain at its address referred to in Section 8.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower and the Lender shall treat each Person whose name is recorded in the Register as the owner of the Term Loans and any Notes evidencing such Term Loans recorded therein for all purposes of this Agreement. Any assignment of any Term Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of a Term Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Term Loan, accompanied by a duly executed Assignment and Acceptance; thereupon one or more new Notes in the same aggregate principal amount shall be issued to the designated Assignee, and the old Notes shall be returned by the Lender to the Borrower marked "canceled". The Register shall be available for inspection by the Borrower or any Lender (with respect to any entry relating to such Lender's Term Loans) at any reasonable time and from time to time upon reasonable prior notice.

     (e) Upon its receipt of an Assignment and Acceptance executed by an Assignor and an Assignee (and, in any case where the consent of any other Person is required by Section 8.6(c), by each such other Person) together with payment to the Lender of a registration and processing fee of $3,500 (treating multiple, simultaneous assignments by or to two or more Related Funds as a single assignment) (except that no such registration and processing fee shall be payable in the case of an Assignee which is already a Lender or is an Affiliate or Related Fund of a Lender or a Person under common management with a Lender), the Lender shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Borrower. On or prior to such effective date, the Borrower, at its own expense, upon request, shall execute and deliver to the Lender (in exchange for the Term Note of the assigning Lender) Term Note, to the order of such Assignee in an amount equal to the applicable Term Loans assumed or acquired by it pursuant to such Assignment and Acceptance and, if the Assignor has retained Term Loans upon request, a new Term Note to the order of the Assignor in an amount equal to the Term Loans retained by it hereunder. Such new Term Note or Term Notes shall be dated the Closing Date and shall otherwise be in the form of the Term Note or Term Notes replaced thereby.

     (f) For the avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section concerning assignments of Term Loans and Term Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests in Term Loans and Term Notes, including, without limitation, any pledge or assignment by a Lender of any Term Loan or Term Note to any Federal Reserve Bank in accordance with applicable law.

     (g) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle (an "SPC"), identified as such in writing from time to time by the Granting Lender to the Lender and the Borrower, the option to provide to the Borrower all or any part of any Term Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided, that (i) nothing herein shall constitute a commitment by any SPC to make any Term Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Term Loan, the Granting Lender shall be obligated to make such Term Loan pursuant to the terms hereof. The making of a Term Loan by an SPC hereunder shall utilize the Term Loan Commitment of the Granting Lender to the same extent, and as if, such Term Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any state thereof. In addition, notwithstanding anything to the contrary in this
Section 8.6(g), any SPC may (A) with notice to, but without the prior written consent of, the Borrower and the Lender and without paying any processing fee therefor, assign all or a portion of its interests in any Term Loans to the Granting Lender, or with the prior written consent of the Borrower and the Lender (which consent shall not be unreasonably withheld) to any financial institutions providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Term Loans, and (B) disclose on a confidential basis any non-public information relating to its Term Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC; provided, that non-public information with respect to the Borrower may be disclosed only with the Borrower's consent which will not be unreasonably withheld. This paragraph (g) may not be amended without the written consent of any SPC with Term Loans outstanding at the time of such proposed amendment.

     (h) In the event that there shall be more than one Lender party to this Agreement, amendments, supplements, modifications or waivers hereto or the other Loan Documents may only be made with the written consent of the Required Lenders; provided, however, that no amendment, supplement, modification or waiver shall:

          (i) forgive the principal amount or extend the final scheduled date of maturity of any Term Loan, extend the Maturity Date, reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Term Loan Commitment of any Lender;

          (ii) amend, modify or waive any provision of this Section 8.6(h) or reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release all or substantially all of the Guarantors from their guarantee obligations under the Guarantee; or

          (iii) impose restrictions on assignments and participations that are more restrictive than, or additional to, those set forth in Section 8.6;

in each case, without the consent of all the Lenders.

     8.7 Adjustments; Set-off.

     (a) Except to the extent that this Agreement provides for payments to be allocated to a particular Lender or to the Lender under a particular Facility, if any Lender (a "Benefitted Lender") shall at any time receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 6(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Obligations, such Benefitted Lender shall purchase for cash from the other Lender a participating interest in such portion of each such other Lender's Obligations, or shall provide such other Lender with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lender; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

     (b) In addition to any rights and remedies of each Lender provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees to notify promptly the Borrower and the Lender after any such setoff and application made by such Lender, provided, that the failure to give such notice shall not affect the validity of such setoff and application.

     8.8 Counterparts.

     This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Lender.

     8.9 Severability.

     Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     8.10 Integration.

     This Agreement and the other Loan Documents represent the entire agreement of the Borrower and the Lender with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

     8.11 GOVERNING LAW.

     THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

     8.12 Submission To Jurisdiction; Waivers.

     The Borrower hereby irrevocably and unconditionally:

     (a) submits for itself and its Property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York located in the County of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

     (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

     (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Section 8.2 or at such other address of which the Lender shall have been notified pursuant thereto;

     (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

     (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

     8.13 Acknowledgments.

     The Borrower hereby acknowledges that:

     (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

     (b) the Lender has no fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Lender, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

     (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among Lender or the Borrower.

     8.14 Confidentiality.

     The Lender agrees to keep confidential all non-public information provided to it by any Loan Party pursuant to this Agreement that is designated by such Loan Party as confidential; provided, that nothing herein shall prevent the Lender from disclosing any such information (a) to the Lender or any Affiliate of any thereof, (b) to any Participant or Assignee (each, a "Transferee") or prospective Transferee that agrees to comply with the provisions of this Section or substantially equivalent provisions, (c) to any of its employees, directors, agents, attorneys, accountants and other professional advisors, (d) upon the request or demand of any Governmental Authority having jurisdiction over it, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed other than in breach of this Section, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender or (i) in connection with the exercise of any remedy hereunder or under any other Loan Document. Notwithstanding anything to the contrary in the foregoing sentence or any other express or implied agreement, arrangement or understanding, the parties hereto hereby agree that, from the commencement of discussions with respect to the financing provided hereunder, any party hereto (and each of its employees, representatives, or agents) is permitted to disclose to any and all persons, without limitation of any kind, the tax structure and tax aspects of the transactions contemplated hereby, and all materials of any kind (including opinions or other tax analyses) related to such tax structure and tax aspects.

     8.15 Release of Collateral and Guarantee Obligations.

     (a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, upon request of the Borrower in connection with any Disposition of Property permitted by the Loan Documents, the Lender shall (without notice to, or vote or consent of, any Affiliate of the Lender that is a party to any Specified Hedge Agreement) take such actions as shall be required to release its security interest in any Collateral being Disposed of in such

Disposition, and to release any guarantee obligations under any Loan Document of any Person being Disposed of in such Disposition, to the extent necessary to permit consummation of such Disposition in accordance with the Loan Documents; provided, that the Borrower shall have delivered to the Lender, at least ten Business Days prior to the date of the proposed release (or such shorter period agreed to by the Lender), a written request for release identifying the relevant Collateral being Disposed of in such Disposition and the terms of such Disposition in reasonable detail, including the date thereof, the price thereof and any expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with this Agreement and the other Loan Documents and that the proceeds of such Disposition will be applied in accordance with this Agreement and the other Loan Documents.

     (b) Notwithstanding anything to the contrary contained herein or any other Loan Document, when all Obligations (other than obligations in respect of any Specified Hedge Agreement) have been paid in full, all Term Loan Commitments have terminated or expired, upon request of the Borrower, the Lender shall (without notice to, or vote or consent of, any Lender, or any Affiliate of any Lender that is a party to any Specified Hedge Agreement) take such actions as shall be required to release its security interest in all Collateral, and to release all guarantee obligations provided for in any Loan Document, whether or not on the date of such release there may be outstanding Obligations in respect of Specified Hedge Agreements. Any such release of guarantee obligations shall be deemed subject to the provision that such guarantee obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made.

     8.16 Accounting Changes.

     In the event that any "Accounting Change" (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Lender agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Change with the desired result that the criteria for evaluating the Borrower's financial condition shall be the same after such Accounting Change as if such Accounting Change had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower and the Lender, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Change had not occurred. "Accounting Change" refers to any change in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.

     8.17 WAIVERS OF JURY TRIAL.

     THE BORROWER AND THE LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR

PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

BORROWER:                            GLOBAL CROSSING (UK)
                                     TELECOMMUNICATIONS LIMITED


                                     By: /s/ Phil Metcalf
                                         --------------------------------
                                         Name: Phil Metcalf
                                         Title: Director

LENDER:                              STT COMMUNICATIONS LTD.

Term Loan
Commitment: $100,000,000

                                     By: /s/ Jean Mandeville
                                         --------------------------------
                                         Name: Jean Mandeville
                                         Title: Chief Financial Officer

LOAN PARTY:                          GLOBAL CROSSING LIMITED


                                     By: /s/ Dan O'Brien
                                         --------------------------------
                                         Name: Dan O'Brien
                                         Title: Executive Vice President and CFO

                                                                    SCHEDULE 3.3

                  CONSENTS, AUTHORIZATIONS, FILINGS AND NOTICES

1.   Consent of Lender as holder of 100% of Notes outstanding under GCNA
     Indenture.

2. Resolutions of the Boards of Directors of the Borrower and the Guarantors (other than Parent).

3.   Approval by the Ad Hoc Finance Committee of the Parent.

4. The security created by the Security Agreement and the charge over the shares of the Borrower requires registration:

        a. under Sections 395-397 of the Companies Act 1985 the prescribed particulars of the registerable charges created by the Security Agreement must be delivered for registration under that section within 21 days of the date of execution of the Security Agreement;

        b. at the Land Charges Registry or HM Land Registry, as appropriate, to secure priority in respect of charges over any real property or certain interests therein;

        c. at the United Kingdom Patent Office to secure priority over third parties in such patents acquired after the creation of the Security Agreement; and

        d. a memorandum of the particulars of the Chargee's interest over a registered trademark evidenced by the Security Agreement should be entered on the United Kingdom Trademarks Register although it is not certain that such registration would protect the priority of the Security Agreement against the interests of third parties therein acquired after its creation;

        e. Following any default, enforcement (or otherwise) under or pursuant to the Security Agreement a liability to pay United Kingdom stamp duty in connection with the execution and delivery or performance of the Security Agreement will arise on any transfer of shares in a company incorporated in the United Kingdom.

        f. Following any default, enforcement (or otherwise) under or pursuant to the Security Agreement a liability to pay United Kingdom stamp duty reserve tax will arise in respect of any agreement to transfer shares in a company incorporated in the United Kingdom for consideration to the Lender (which liability for stamp duty reserve tax would be cancelled if a transfer of such shares had been duly stamped within six years of such agreement).

        g. Following any default, enforcement (or otherwise) under or pursuant to the Security Agreement or a liability to pay United Kingdom stamp duty land tax will arise on any dealings in the United Kingdom in respect of land that had been subject to registration at the Land Charges Registry or HM Land Registry, as appropriate.

                                                                   SCHEDULE 3.12

                                  SUBSIDIARIES

     None.

                                                                   SCHEDULE 3.15

                              FILING JURISDICTIONS

--------------------------------------------------------------------------------
Borrower                            Filings only in England, at the offices
                                    specified in item 4 of Schedule 3.3
--------------------------------------------------------------------------------
Global Crossing (Bidco) Limited     Filings only in England, at the office
                                    specified in item 4(a) of Schedule 3.3
--------------------------------------------------------------------------------

Treasury Report Targets                                          Schedule 5.2(b)

GCUK $M

                        Q1    Apr     May    Jun    Jul    Aug    Sep     Oct    Nov     Dec     Total     Q1     Q2     Q3     Q4
                      --------------------------------------------------------------------------------------------------------------
Adjusted EBITDA*       26.6    9.9    16.9   10.0    9.4    7.7    8.9     8.7    9.4    11.4    118.9    26.6   36.8   26.0   29.5

CAPEX/Capital Leases  (11.4)  (3.4)   (4.1)  (3.5)  (2.8)  (3.6)  (2.8)   (2.8)  (3.6)   (2.8)   (40.8)  (11.4) (11.0)  (9.2)  (9.3)

ENDING CASH BALANCE    55.6   50.7    57.7   23.6   23.4   37.0   21.6    25.6   43.3    24.5     24.5    55.6   23.6   21.6   24.5



*EBITDA including Intercompany Cost of Access true-up and estimated World Wide Allocation, and excluding Incentive Compensation


US GAAP $M
Assumed exchange rate of 1.78 USD/GBP
Excludes interest payments on Term Loans

Global Crossing (UK) Telecommunications Ltd                     Schedule 6.1 (b)
Indebtedness as at 30th April 2004 - UK GAAP


Indebtedness Expressed in USD

Guarantee of 11% Senior Secured Notes due 2006                  $200,000,000.00

-------------------------------------------------------------------------------

Indebtedness Expressed in GBP

Intercompany Payables                                       -(Pound)364,020,371
Capital Lease Obligations                                    -(Pound)39,513,529
                                                          ---------------------
Total                                                       -(Pound)403,533,901

-------------------------------------------------------------------------------

Details:
                                                                            GBP
                                                                            ---
Intercompany Payables

Global Crossing (Bidco) Limited                                      -5,121,825
Global Crossing Communications International Limited                -16,880,823
Global Crossing Conferencing Limited                                   -153,291
Global Crossing Development Co.                                     -15,841,826
Global Crossing Europe Limited                                       -2,588,570
Global Crossing Ireland, Limited                                     -1,973,279
Global Crossing Network Center Ltd.                                     -23,008
Global Crossing North America, Inc                                         -566
Global Crossing North America Holdings, Inc                              -1,045
GC Pan European Crossing Holdings B.V.                                     -844
GC Pan European Crossing Nederland B.V.                                 -44,288
GC Pan European Crossing UK Ltd.                                       -310,427
Global Crossing Telecommunications, Inc.                             -7,358,392
Global Crossing Telecommunications, Inc.                                -22,151
Global Crossing Telecommunications, Inc.                                -68,227
Global Crossing Telecommunications, Inc.                                -11,759
Global Crossing Worldwide Customer Help Desk Canada, Ltd.               -70,198
Geoconference Limited                                                  -191,576
Global Marine Systems Limited                                          -142,267
IXnet UK Limited                                                       -752,856
South American Crossing Ltd.                                         -6,360,908
                                                                ---------------
                                                                    -57,918,127
                                                                ---------------

Global Crossing (Bidco) Limited                                    -306,102,245

                                                                ---------------
                                                                   -364,020,371
                                                                ---------------


Capital Leases Obligations
Network Rail (Note 1)                                               -34,347,624
ECS                                                                  -5,165,905
                                                                ---------------
                                                                    -39,513,529
                                                                ---------------

Note 1: Excludes(Pound)1,899,537 of Accrued Interest but includes
(Pound)2,884,048 Accrued Additions not recognised by Network Rail

                                                                 SCHEDULE 6.2(a)

                                 EXISTING LIENS